Tidal Trust II 485BPOS

Exhibit (h)(ii)(5)

FIFTH AMENDMENT TO THE

 FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS FIFTH AMENDMENT effective as of the last date on the signature block, to the Fund Sub-Administration Servicing Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL ETF SERVICES LLC (the “Company” or “Tidal”), with respect to Tidal Trust II, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to reflect changes to certain fund names and to add the following funds:

●	Return StackedTM Bonds & Managed Futures ETF

●	Return StackedTM Global Stocks & Bonds ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL TRUST II		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Jason Handler

Name:	Eric Falkeis	Name:	Jason Handler

Title:	President	Title:	SVP

Date:	1/31/2023	Date:	2/1/2023

Amended Exhibit A to the

Fund Sub-Administration Servicing Agreement

Fund Names

Separate Series of Tidal Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax Innovation Option Income Strategy ETF

YieldMax KWEB Option Income Strategy ETF

YieldMax GDX Option Income Strategy ETF

YieldMax XBI Option Income Strategy ETF

YieldMax TLT Option Income Strategy ETF

YieldMax AAPL Option Income Strategy ETF

YieldMax AMZN Option Income Strategy ETF

YieldMax BRK.B Option Income Strategy ETF

YieldMax COIN Option Income Strategy ETF

YieldMax META Option Income Strategy ETF

YieldMax GOOG Option Income Strategy ETF

YieldMax NFLX Option Income Strategy ETF

YieldMax NVDA Option Income Strategy ETF

YieldMax SQ Option Income Strategy ETF

YieldMax TSLA Option Income Strategy ETF

Senior Secured Credit Opportunities ETF

Meet Kevin Pricing Power ETF

Meet Kevin Select ETF

Meet Kevin Moderate ETF

REX Daily Short MSTR ETF

REX Daily Short COIN ETF

REX Daily Short GME ETF

REX Daily Short AMC ETF

REX Daily Short PTON ETF

REX Daily Short TLRY ETF

REX Daily Short NKLA ETF

REX Daily Short HOOD ETF

REX Daily Short BYND ETF

REX Daily Short PENN ETF

Nicholas Fixed Income Alternative ETF

REX Daily 2X MSTR ETF

REX Daily 2X COIN ETF

REX Daily 2X GME ETF

REX Daily 2X AMC ETF

REX Daily 2X PTON ETF

REX Daily 2X TLRY ETF

REX Daily 2X NKLA ETF

REX Daily 2X HOOD ETF

REX Daily 2X BYND ETF

REX Daily 2X PENN ETF

Pinnacle Focused Opportunities ETF

Return StackedTM Bonds & Managed Futures ETF

Return StackedTM Global Stocks & Bonds ETF